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EXHIBIT 10.03

                             THIRD AMENDMENT TO THE
                             COMSHARE, INCORPORATED
                          EMPLOYEE STOCK PURCHASE PLAN

     Pursuant to resolutions adopted by the Board of Directors of Comshare, Incorporated on June 24, 1999 and subject to shareholder approval at the Annual Meeting of Shareholders on November 22, 1999, the Comshare, Incorporated Employee Stock Purchase Plan (the "Plan") is amended as set forth below.

     1. Effective November 22, 1999, the Section 1 of the Plan "Purpose" shall be amended with the addition of a new sentence at the end of the Section to read as follows:

          On and after November 22, 1999, non-employee directors of the Company may purchase Common Stock under the Plan in lieu of a portion or all of their cash compensation from the Company. Stock purchases by non-employee directors shall not constitute purchases under Code Section 423. The inclusion of non-employee directors under the Plan is intended to attract qualified non-employee directors and further align their interests with those of shareholders.

     2. Effective November 22, 1999, the second sentence in Section 3 of the Plan ("Stock") shall be amended and restated in its entirety to read as follows:

          The total amount of Common Stock on which options may be granted under the Plan shall not exceed 800,000 shares, subject to adjustment in accordance with Section 12.

     3. Effective November 22, 1999, Section 5 of the Plan "Participants" shall be amended by the addition of a new sentence at the end of the Section to read as follows:

          On and after November 22, 1999, non-employee directors of the Company also may participate in the Plan for purposes of purchasing Common Stock in accordance with Section 20; provided, however, that such purchases shall not constitute purchases under Code Section 423.

     4. Effective November 22, 1999, a new Section 20, entitled "Director Stock Purchases" shall be added to the Plan as set forth below.

          20. DIRECTOR STOCK PURCHASES.

             (a) ELIGIBILITY. Effective November 22, 1999, a non-employee director of the Company may


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        purchase shares of Common Stock under the Plan from either 50% or 100%
        of his or her base directors' fees (comprising semi-annual retainer and Board/Committee meeting fees) on behalf of services for which the non-employee director has not yet received payment.

             (b) ELECTIONS. Elections to purchase Common Stock under the Plan in lieu of cash compensation may be submitted to the Company semi-annually, prior to the end of December and June of each calendar year. An election covers base cash compensation for the six-month period ending on the June 30 or December 31 next following the date on which the election is submitted.

             (c) PURCHASE PRICE. Common Stock purchased by a non-employee director hereunder shall have a purchase price equal to 100% of the fair market value of the Company's Common Stock on the date of issuance, which shall be February 15th or August 15th (or, if later, two business days after the release of the Company's earnings for the prior fiscal quarter), as applicable. Fair market value for purposes of this paragraph shall be determined by the last sale price of the shares of the Company's Common Stock on the NASDAQ National Market, as reported in The Wall Street Journal, for the date prior to the date of issuance or, if there are no sales on such date, on the last date immediately preceding the issuance date on which there were sales.

             (d) TERMINATION OF SERVICES. If a non-employee director ceases to remain on the Board for any reason, including but not limited to, voluntary or forced resignation, death, disability or retirement, within a reasonable time after notice of the termination, the Company shall issue a check to the former non-employee director (or executor, administrator or legal representative, if applicable) in the aggregate amount of any accrued but unpaid non-employee directors fees that had not yet been paid in the form of Company Common Stock as of the non-employee director's date of termination on the Board.


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             (e) NON-ASSIGNABILITY. Any non-employee director Common Stock purchase right granted hereunder shall be exercised by the non-employee director only and is nontransferable. Upon the death of a non-employee director, any unpaid directors' fees on behalf of such individual shall be paid to the non-employee director's executor, administrator or legal representative in accordance with paragraph (d), above.

             (f) ADJUSTMENTS. The total amount of Common Stock available for purchase under the Plan shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, or a reclassification of Common Stock and, in the event of a merger in which the Company shall be the surviving corporation. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share.

             (g) TERMINATION AND AMENDMENT OF NON-EMPLOYEE DIRECTOR PURCHASE RIGHTS. The Board may amend or terminate the Plan or this Section 20 of the Plan at any time. No Common Stock may be issued under Section 20 of the Plan after July 31, 2004.

             (h) RULE 16B-3 REQUIREMENTS. Notwithstanding any provision of the Plan, the Committee may impose such conditions on the purchase of shares of Common Stock hereunder as may be required to satisfy the requirements of Rule 16b-3 of the Exchange Act, as amended from time to time (or any successor rule).

             (i) RIGHTS PRIOR TO DELIVERY OF SHARES. No participant shall have any rights as a shareholder with respect to shares covered by a purchase right until the issuance of a stock certificate or electronic


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        transfer to the non-employee director or his brokerage account of such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued or the shares electronically delivered to a brokerage account.

             (j) SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Company's obligation to sell and deliver stock pursuant to a purchase right hereunder is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations of the Securities Exchange Commission promulgated thereunder or those of any stock exchange on which the stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

             (k) EFFECT ON SERVICES. Neither the adoption of Section 20 of the Plan nor the Common Stock purchase rights granted hereunder shall be deemed to create any right in any non-employee director to be retained or continued on the Board.

             (l) ADMINISTRATION AND DEFINITIONS. This Section 20 of the Plan shall be administered in conformance with Section 4 of the Plan and definitions set forth in other Sections of the Plan shall apply to
        Section 20. For purposes of Section 4 of the Plan, the term "employees" shall include non-employee directors.

     THIS THIRD AMENDMENT to the Comshare, Incorporated Employee Stock Purchase Plan is hereby executed on this the 14th day of October, 1999.


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                                          COMSHARE, INCORPORATED

                                          By: /s/ KATHRYN A. JEHLE
                                          --------------------------------------
                                          Kathryn A. Jehle
                                           Senior Vice President and
                                            Chief Financial Officer